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                                                                    Exhibit 11
                            FOREST OIL CORPORATION
          Calculation of Earnings (Loss) Per Share of Common Stock
                                 (Unaudited)


                                                               Three Months Ended                Nine Months Ended
                                                         -----------------------------    -----------------------------
                                                         September 30,   September 30,    September 30,   September 30,
                                                             1996            1995             1996           1995
                                                           --------         ------           ------         -------
                                                                       (In Thousands Except Per Share Amounts)
PRIMARY EARNINGS (LOSS) PER SHARE:
  Net earnings (loss)                                      $    879         (6,574)          (2,408)        (14,533)
  Less dividends payable on
  $.75 Convertible Preferred Stock                             (539)          (540)          (1,619)         (1,620)
                                                           --------         ------           ------         -------
Net earnings (loss) attributable to common stock
  for primary earnings (loss) per share calculation        $    340         (7,114)          (4,027)        (16,153)
                                                           --------         ------           ------         -------
                                                           --------         ------           ------         -------
  Weighted average number of common
    shares outstanding                                       26,100          8,462           23,698           6,611
                                                           --------         ------           ------         -------
                                                           --------         ------           ------         -------
Primary earnings (loss) per share of common stock          $    .01           (.84)            (.17)          (2.44)
                                                           --------         ------           ------         -------
                                                           --------         ------           ------         -------
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
  Net earnings (loss) attributable to common stock,
    as above                                               $    340         (7,114)          (4,027)        (16,153)
  Add:
    Dividend requirements on:
      $.75 Convertible Preferred Stock                          539            540            1,619           1,620
                                                           --------         ------           ------         -------
Earnings (loss) applicable to fully diluted calculation    $    879         (6,574)          (2,408)        (14,533)
                                                           --------         ------           ------         -------
                                                           --------         ------           ------         -------
Common shares applicable to fully diluted calculation:
  Weighted average number of common shares
    outstanding, as above                                    26,100          8,462           23,698           6,611
  Add:
    Weighted average number of shares issuable
      upon assumed conversion of Convertible
      Preferred Stock                                         2,015          2,017            2,015           2,017
                                                           --------         ------           ------         -------
Common shares applicable to fully diluted calculation        28,115         10,479           25,713           8,628
                                                           --------         ------           ------         -------
                                                           --------         ------           ------         -------

Fully diluted earnings (loss) per share*                   $    .03           (.63)            (.09)          (1.68)
                                                           --------         ------           ------         -------
                                                           --------         ------           ------         -------
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* The fully diluted earnings (loss) per share is not presented in the Company's financial statements because the combined effects of assumed exercises and conversions were anti-dilutive.